Filed Pursuant to Rule 424(b)(5)
Registration No. 333-150675
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 2008)
REGENERX BIOPHARMACEUTICALS, INC.
1,851,852 Shares of Common Stock
Warrant to Purchase 740,741 Shares of Common Stock
and 740,741 Shares of Common Stock Underlying the Warrant
We are offering for sale 1,851,852 shares of our common stock, a warrant to purchase up to 740,741 shares of our common stock and the shares of common stock issuable from time to time upon exercise of the warrant to Lincoln Park Capital Fund, LLC under a purchase agreement entered into on January 5, 2011. We are offering the common stock at a negotiated price of $0.27 per share and the warrant for no additional consideration. The warrant will be exercisable on or after the date that is 181 days after the date the warrant is issued and will expire on the fifth anniversary of the date the warrant is issued.
For a more detailed description of our common stock and the warrant, see the section entitled “Description of the Securities We Are Offering” beginning on page S-23.
Our common stock is quoted on the OTC Bulletin Board under the symbol “RGRX.” On January 4, 2011, the last reported sale price of our common stock on the OTC Bulletin Board was $0.215 per share. There is no established public trading market for the warrant, and we do not expect a market to develop. We do not intend to apply to list the common stock or the warrant on any securities exchange.
This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
As of January 4, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9.2 million, based on 73,531,578 shares of outstanding common stock, of which 42,713,491 shares were held by non-affiliates, and a per share price of $0.215 based on the closing sale price of our common stock on such date. During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.
It is currently anticipated that the closing date of the offering will be on or about January 7, 2011.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$0.27	$500,000
Placement agency fees (1)	$—	$—
Proceeds, before expenses, to us (2)	$0.27	$500,000

(1)	No placement agency fees are being paid with respect to this offering.

(2)	We anticipate the total expenses of this offering, including reimbursement of the purchasers for certain of their expenses, to be approximately $50,000.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 5, 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated May 16, 2008, are part of a registration statement on Form S-3 (File No. 333-150675) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.
You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson

i.

or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i.

PROSPECTUS SUPPLEMENT SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-5 for a discussion of the risks involved in investing in our securities.
Our Business
We are a biopharmaceutical company focused on the development of a novel therapeutic peptide, Thymosin beta 4, or Tß4, for tissue and organ protection, repair, and regeneration. We have formulated Tß4 into three distinct product candidates currently in clinical development:
•	RGN-352, an injectable product candidate to treat cardiovascular diseases, central nervous system diseases, and other medical indications that may be treated by systemic administration;

•	RGN-259, a topical eye drop for regeneration of corneal tissues damaged by injury, disease or other pathology; and

•	RGN-137, a topically applied gel for dermal wounds and reduction of scar tissue.
We have a fourth product candidate, known as RGN-457, in pre-clinical development. RGN-457 is an inhaled formulation of Tß4 targeting cystic fibrosis and other pulmonary diseases.
We are continuing strategic partnership discussions with biotechnology and pharmaceutical companies regarding the further clinical development of all of our product candidates.
During 2009, we completed a Phase 1 clinical trial evaluating the safety of RGN-352 in 60 healthy subjects. Based on the results of this Phase 1 trial and extensive preclinical efficacy data published in peer-reviewed journals, we initiated a Phase 2 clinical trial in the second half of 2010 to evaluate RGN-352’s ability to salvage and regenerate damaged cardiac tissue and improve cardiac function after an acute myocardial infarction, or AMI, commonly known as a heart attack.
Additionally, recent preclinical research published in the scientific journals Neuroscience and the Journal of Neurosurgery indicate that RGN-352 may prove useful for patients with multiple sclerosis, or MS, as well as stroke and traumatic brain injury. In these studies, the administration of Tß4 resulted in regeneration of neuronal tissue and improvement of neurological function. Based on this preclinical research, we intend to support a proposed Phase 1/2 clinical trial to be conducted at a major U.S. medical center under a physician-sponsored investigational new drug application, or IND, in order to evaluate the therapeutic potential of RGN-352 in patients with MS. We are planning to supply RGN-352 and provide clinical and regulatory guidance for the trial.
We are supporting a physician-sponsored clinical trial in patients with dry eye secondary to graft versus host disease, or GvHD, in order to evaluate RGN-259’s ability to repair and regenerate damaged ophthalmic tissues. Our support includes manufacturing and supplying RGN-259 for the trial and providing regulatory and clinical guidance. We are continuing to collaborate with the U.S. military to evaluate the potential of RGN-259 to prevent or reduce eye damage caused by chemical warfare agents.
We are evaluating the use of RGN-137 in the treatment of patients with epidermolysis bullosa, or EB, which is a genetic defect that results in fragile skin and other epithelial tissues that can blister at the slightest trauma or friction, creating a wound that at times does not heal or heals poorly. A portion of this trial was funded by a grant from the U.S. Food and Drug Administration, or FDA. Despite the small patient population with EB, we continue to enroll patients in this Phase 2 trial and expect to complete the trial in early 2011. Once we complete our Phase 2 EB trial, we will analyze the data in conjunction with our two other completed Phase 2 trials of RGN-137, along with preclinical data indicating Tß4’s ability to reduce scarring, at which time we will further evaluate our strategy for the clinical development of RGN-137. Additionally, we intend to discuss with the FDA the possibility of converting the

Phase 2 trial to a pivotal trial for marketing approval, should the data from the Phase 2 trial warrant. We believe that there is precedent for this process, particularly in cases of product candidates under development for ultra-orphan indications, where patient accrual is limited but the clinical data confirms both safety and efficacy.
In addition to our four pharmaceutical product candidates, we are also pursuing the commercial development of peptide fragments and derivatives of Tß4 for potential cosmeceutical use. These fragments are amino acid sequences, and variations thereof, within the Tß4 molecule that have demonstrated activity in several in vitro preclinical research studies that we have sponsored. We believe the biological activities of these fragments may be useful, for example, in developing novel cosmeceutical products for the anti-aging market. Our strategy is to enter into a collaboration with another company to develop cosmeceutical formulations based on these peptides.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “RegeneRx,” “the Company,” “we,” “us” and “our” refer to RegeneRx Biopharmaceuticals, Inc., a Delaware corporation. We use RegeneRx and the RegeneRx logo as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.
We were incorporated in Delaware in 1982 under the name Alpha 1 Biomedicals, Inc. In 2000, we changed our corporate name to RegeneRx Biopharmaceuticals, Inc. Our principal executive offices are located at 15245 Shady Grove Road, Suite 470, Bethesda, Maryland 20850, and our main telephone number is (301) 208-9191. Our Internet website is http://www.regenerx.com. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.
Recent Developments
NYSE Amex Delisting
On October 26, 2010, we received a notice from the staff of the NYSE Amex, or the Exchange, stating that we had failed to regain compliance with the Exchange’s continued listing standards and that, accordingly, our common stock was subject to a delisting proceeding. The Exchange advised us that we were not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide because our stockholders’ equity was less than $6,000,000. In accordance with Sections 1009(d) and 1203 of the Exchange’s Company Guide, we appealed the determination of the Exchange’s staff and initially requested a hearing before the Exchange’s Listing Qualifications Panel. The hearing was scheduled to occur on December 17, 2010.
On December 15, 2010, we notified the Exchange of our intent to withdraw the request for a hearing, and common stock was suspended from the Exchange as of the commencement of trading on December 23, 2010. Our common stock began to be quoted on the OTC Bulletin Board as of December 23, 2010.
Purchase Agreements with Lincoln Park Capital Fund, LLC
We have entered into two purchase agreements and a registration rights agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park. Under the terms of a Securities Purchase Agreement, or SPA, entered into on January 5, 2011, Lincoln Park has agreed to purchase the securities being offered pursuant to this prospectus supplement for gross proceeds of $500,000. The completion of this purchase by Lincoln Park under the SPA is subject to the satisfaction of customary closing conditions. The proceeds received by us under the SPA are expected to be used for working capital and general corporate purposes.
On January 4, 2011, we also entered into a Purchase Agreement, or LPA, and a Registration Rights Agreement, or RRA, under which Lincoln Park is irrevocably committed to purchase from us up to $11.0 million of our common stock, from time to time, over a 30-month period. Under the RRA, we are required to file a registration statement with the U.S. Securities and Exchange Commission, or SEC, covering the resale of the shares that have been issued or may be issued to Lincoln Park under the LPA. We do not have the right to commence any sales of our shares to Lincoln Park under the LPA until the SEC has declared effective the resale registration statement. After the SEC has declared effective the resale registration statement, over approximately 30 months, generally, we have the right, but no obligation, to direct Lincoln Park to periodically purchase up to $11.0 million of our common stock in specific amounts under certain conditions. The purchase price for the additional shares of stock under the LPA will be the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. In no event, however, will Lincoln Park be obligated to purchase shares of our common stock under the LPA at a price of less than $0.15 per share. We will control the timing and amount of any sales of shares to Lincoln Park under the LPA. The LPA may be terminated by us at any time at our discretion without any cost to us. The proceeds received by us under the LPA are expected to be used for working capital and general corporate purposes.
Under the LPA, we have also agreed to issue to Lincoln Park up to an aggregate of 1,916,666 shares of common stock as a fee for Lincoln Park’s commitment to purchase shares under the LPA. Of these commitment shares, we issued one-half, or 958,333 shares, upon entering into the agreement with Lincoln Park. The remaining commitment shares are issuable to Lincoln Park on a pro rata basis as additional purchases are made under the LPA.
Purchase Agreements with Sigma-Tau
In addition to the agreements entered into with Lincoln Park, on January 5, 2011, we entered into a series of securities purchase agreements with affiliates of Sigma-Tau Group, our largest stockholder, with respect to the private placement of an additional 3,518,519 shares of our common stock at a price per share of $0.27, for gross proceeds of $950,000. In connection with this private placement, we have agreed to issue to the purchasers warrants to purchase an additional 1,407,407 shares of common stock in the aggregate at an exercise price of $0.38 per share. The warrants will be exercisable beginning 181 days from the date of issuance and will expire on the fifth anniversary of the date of issuance. The completion of the private placement to the affiliate of Sigma-Tau Group is subject to the satisfaction of customary closing conditions.
In connection with this private placement, we have also agreed to amend the terms of certain outstanding warrants held by affiliates of Sigma-Tau Group in order to reduce their exercise prices to $0.38 per share and to extend their expiration dates to December 31, 2011.

The Offering

Common stock offered by us	1,851,852 shares

Common stock to be outstanding after this offering (assuming no exercise of the warrant offered by us)	75,383,430 shares

Warrant offered by us	Warrant to purchase 740,741 shares of common stock. The warrant may be exercised at any time on or after the date that is 181 days after the date the warrant is issued until the fifth anniversary of issuance at an exercise price of $0.38 per share of common stock, subject to adjustment. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrant.

Use of proceeds	We intend to use the net proceeds from this offering for preclinical and clinical development of our drug candidates and for general corporate purposes, including working capital. In addition, we may use a portion of the proceeds to acquire drugs or drug candidates, technologies, businesses or other assets. See “Use of Proceeds” on page S-21.

Market for the common stock and warrant	As of the date of this prospectus supplement, our common stock is quoted on the OTC Bulletin Board under the symbol “RGRX.” There is no established public trading market for the warrant, and we do not expect a market to develop. In addition, we do not intend to apply to list the common stock or the warrant on any securities exchange.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.
The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of December 31, 2010, which was 73,531,578, and does not include, as of that date:
•	7,347,802 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $1.37 per share;

•	13,988,752 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.38 per share;

•	4,327,500 shares of common stock reserved for future issuance under our 2010 Equity Incentive Plan;

•	958,333 shares of common stock issuable to Lincoln Park as an initial commitment fee, as described above in “Recent Developments”; and

•	the issuance of any shares to be issued to affiliates of Sigma-Tau Group, as described above in “Recent Developments.”
Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and warrants to purchase shares of common stock and shares available for issuance.

RISK FACTORS
Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.
Risks Related to Our Liquidity and Need for Financing
Even after giving effect to the proceeds of this offering, we estimate that our existing capital resources will only be sufficient to fund our operations into the second half of 2011.
We intend to use the proceeds from this offering and our existing capital resources to fund our ongoing research and development activities; however, we may not be able to complete all of our active trials and those we intend to initiate in 2011 without additional funding. We expect that the proceeds of this offering, together with our existing capital resources and the expected net proceeds from the private placement of our common stock to affiliates of the Sigma-Tau Group, will provide us the ability to fund our operations into the second half of 2011, without giving effect to any other financing activities, including any purchases under the Purchase Agreement, or LPA, with Lincoln Park. Our research initiatives include support for a Phase 1/2 clinical trial of RGN-352 in patients with multiple sclerosis and a physician-sponsored clinical trial in patients with dry eye secondary to GvHD using RGN-259, and completing our ongoing Phase 2 trial of RGN-137 in patients with EB. We also intend to initiate and conduct a portion of a Phase 2 clinical trial of RGN-352 in patients who have suffered an acute myocardial infarction. We expect that the Phase 2 trial design will allow for an interim review of patient data, which, if positive, we believe will facilitate discussions with potential strategic partners.
Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this prospectus supplement and the accompanying prospectus. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.
In addition to our current development objectives, we will need substantial additional capital for the continued development of product candidates through marketing approval and for our longer-term future operations.
Beyond our current liquidity needs, we anticipate that substantial new capital resources will be required to continue our longer-term independent product development efforts, including any and all follow-on trials that will result from our current clinical programs beyond those currently contemplated, and to scale up manufacturing processes for our product candidates. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control. These factors include, without limitation:
•	the scope of our clinical trials, which is significantly influenced by the quality of clinical data achieved as trials are completed and the requirements established by regulatory authorities;

•	the speed with which we complete our clinical trials, which depends on our ability to attract and enroll qualifying patients and the quality of the work performed by our clinical investigators;

•	the time required to prosecute, enforce and defend our intellectual property rights, which depends on evolving legal regimes and infringement claims that may arise between us and third parties;

•	the ability to manufacture at scales sufficient to supply commercial quantities of any of our product candidates that receive regulatory approval, which may require levels of effort not currently anticipated; and

•	the successful commercialization of our product candidates, which will depend on our ability to either create or partner with an effective commercialization organization and which could be delayed or prevented by the emergence of equal or more effective therapies.
Emerging biotechnology companies like us may raise capital through corporate collaborations and by licensing intellectual property rights to other biotechnology or pharmaceutical enterprises. We intend to pursue this strategy, but there can be no assurance that we will be able to license our intellectual property or product development programs on commercially reasonable terms, if at all. There are substantial challenges and risks that will make it difficult to successfully implement any of these alternatives. If we are successful in raising additional capital through such a license or collaboration, we may have to give up valuable rights to our intellectual property. In addition, the business priorities of a strategic partner may change over time, which creates the possibility that the interests of the strategic partner in developing our technology may diminish and could have a potentially material negative impact on the value of our interest in the licensed intellectual property or product candidates.
Further, if we raise additional funds by selling shares of our common stock or securities convertible into our common stock, including to Lincoln Park under the LPA, the ownership interest of our existing stockholders may be significantly diluted. If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants or the granting of security interests in our assets.
Our failure to successfully address long-term liquidity requirements would have a material negative impact on our business, including the possibility of surrendering our rights to some technologies or product opportunities, delaying our clinical trials or ceasing our operations
We have incurred losses since inception and expect to incur significant losses in the foreseeable future and may never become profitable.
We have not commercialized any product candidates to date and incurred net operating losses every year since our inception in 1982. We believe these losses will continue for the foreseeable future, and may increase, as we pursue our product development efforts related to Tß4. As of September 30, 2010, our accumulated deficit totaled approximately $88.6 million.
As we expand our research and development efforts and seek to obtain regulatory approval of our product candidates to make them commercially viable, we anticipate substantial and increasing operating losses. Our ability to generate additional revenues and to become profitable will depend largely on our ability, alone or through the efforts of third-party licensees and collaborators, to efficiently and successfully complete the development of our product candidates, obtain necessary regulatory approvals for commercialization, scale-up commercial quantity manufacturing capabilities either internally or through third-party suppliers, and market our product candidates. There can be no assurance that we will achieve any of these objectives or that we will ever become profitable or be able to maintain profitability. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time and are not otherwise able to raise necessary funds to continue our development efforts and maintain our operations, we may be forced to cease operations.
Our common stock is in the process of being delisted from the NYSE Amex stock exchange, which subjects us to the SEC’s penny stock rules and will further decrease the liquidity of our common stock.
We were previously operating under a compliance plan intended to allow us to regain compliance with the Exchange’s stockholders’ equity requirement by October 25, 2010. On October 26, 2010, we were notified by the Exchange that we had not timely regained compliance with the Exchange’s continued listing standards. As a result, the notice indicated that our securities were subject to delisting from the Exchange. We were initially granted a hearing before the Exchange’s Listing Qualifications Panel that was scheduled for December 17, 2010. On December 15, 2010, we withdrew our request for a hearing, and our common stock was suspended from trading on the Exchange as of the commencement of trading on December 23, 2010 and will be delisted.
As of December 23, 2010, our common stock is traded over-the-counter on the OTC Bulletin Board. Over-the-counter markets are generally considered to be less efficient than, and not as broad as, a stock exchange. There may be a limited market for our stock now that it is quoted on the OTC Bulletin Board, trading in our stock may become more difficult and our share price could decrease. Specifically, you may not be able to resell your shares of common stock at or above the price you paid for such shares or at all.
In addition, our ability to raise additional capital may be impaired because of the less liquid nature of the over-the-counter markets. While we cannot guarantee that we would be able to complete an equity financing on acceptable terms, or at all, we believe that dilution from any equity financing while our shares are quoted on an over-the-counter market would likely be substantially greater than if we were to complete a financing while our common stock is traded on a national securities exchange. Further, now that our stock is not traded on an exchange, upon the filing of our annual report for the year ended December 31, 2010, we will no longer be eligible to use short-form registration statements on Form S-3 for the registration of our securities, which could impair our ability to raise additional capital as needed.
Our common stock is also subject to penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. The SEC generally defines “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market will be limited and, as a result, the market liquidity for our common stock will likely be adversely affected. We cannot assure you that trading in our securities will not be subject to these or other regulations in the future.
The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.
The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2009 contains explanatory language that substantial doubt exists about our ability to continue as a going concern, without raising additional capital. We estimate that our existing capital resources, together with the expected net proceeds of this offering and the private placement with affiliates of the Sigma-Tau Group, will only be sufficient to fund our operations into the second half of 2011, although we will be able to extend this period of time in the event that we are able to and elect to sell additional shares to Lincoln Park under the LPA. As a result, unless we obtain significant additional financing, the report of our independent registered public accounting firm for the year ended December 31, 2010 will continue to express substantial doubt about our ability to continue as a going concern.
Risks Related to Our Business and Operations
All of our drug candidates are based on a single compound that has yet to be proven effective in human subjects.
Our current primary business focus is the development of Tß4, and its analogues, derivatives and fragments, for the improvement of cardiac function, the acceleration of corneal healing, the treatment of non-healing wounds and other conditions. Unlike many pharmaceutical companies that have a number of unique chemical entities in development, we are dependent on a single molecule, formulated for different routes of administration and different clinical indications, for our potential commercial success. As a result, any common safety or efficacy concerns for Tß4-based products that cross formulations would have a much greater impact on our business prospects than if our product pipeline were more diversified.
We may never be able to commercialize our product candidates.
Although Tß4 has shown biological activity in in vitro and animal models, we cannot assure you that our product candidates will exhibit activity or importance in humans. Our drug candidates are still in research and development, and we do not expect them to be commercially available for the foreseeable future, if at all. Only a small number of research and development programs ultimately result in commercially successful drugs. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. These include the possibility that the potential products may:
•	be found ineffective or cause harmful side effects during preclinical studies or clinical trials;

•	fail to receive necessary regulatory approvals;

•	be precluded from commercialization by proprietary rights of third parties;

•	be difficult to manufacture on a large scale; or

•	be uneconomical or otherwise fail to achieve market acceptance.
If any of these potential problems occurs, we may never successfully market Tß4-based products.
We are subject to intense government regulation, and we may not receive regulatory approvals for our drug candidates.
Our product candidates will require regulatory approvals prior to sale. In particular, therapeutic agents are subject to stringent approval processes, prior to commercial marketing, by the FDA and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time-consuming, and we cannot assure you that such approvals will be granted. Also, the regulations we are subject to change frequently and such changes could cause delays in the development of our product candidates
Three of our drug candidates are currently in the clinical stage, and we cannot be certain that we or our collaborators will successfully complete the clinical trials necessary to receive regulatory product approvals. The regulatory approval process is lengthy, unpredictable and expensive. To obtain regulatory approvals in the United States, we or a collaborator must ultimately demonstrate to the satisfaction of the U.S. Food and Drug Administration, or FDA, that our product candidates are sufficiently safe and effective for their proposed administration to humans. Many factors, known and unknown, can adversely impact clinical trials and the ability to evaluate a product candidate’s safety and efficacy, including:
•	the FDA or other health regulatory authorities, or institutional review boards, or IRBs, do not approve a clinical trial protocol or place a clinical trial on hold;

•	suitable patients do not enroll in a clinical trial in sufficient numbers or at the expected rate, for reasons such as the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the perceptions of investigators and patients regarding safety, and the availability of other treatment options;

•	clinical trial data is adversely affected by trial conduct or patient withdrawal prior to completion of the trial;

•	there may be competition with ongoing clinical trials and scheduling conflicts with participating clinicians;

•	patients experience serious adverse events, including adverse side effects of our drug candidates, for a variety of reasons that may or may not be related to our product candidates, including the advanced stage of their disease and other medical problems;

•	patients in the placebo or untreated control group exhibit greater than expected improvements or fewer than expected adverse events;

•	third-party clinical investigators do not perform the clinical trials on the anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	service providers, collaborators or co-sponsors do not adequately perform their obligations in relation to the clinical trial or cause the trial to be delayed or terminated;

•	we are unable to obtain a sufficient supply of manufactured clinical trial materials;

•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical trials;

•	the interim results of the clinical trial are inconclusive or negative;

•	the clinical trial, although approved and completed, generates data that is not considered by the FDA or others to be sufficient to demonstrate safety and efficacy; and

•	changes in governmental regulations or administrative actions affect the conduct of the clinical trial or the interpretation of its results.
There can be no assurance that our clinical trials will in fact demonstrate, to the satisfaction of the FDA and others, that our product candidates are sufficiently safe or effective. The FDA or we may also restrict or suspend our clinical trials at any time if either believes that we are exposing the subjects participating in the trials to unacceptable health risks.
Clinical trials for product candidates such as ours are often conducted with patients who have more advanced forms of a particular condition or other unrelated conditions. For example, in clinical trials for our product candidate RGN-137, we have studied patients who are not only suffering from chronic epidermal wounds but who are also older and much more likely to have other serious adverse conditions. During the course of treatment with our product candidates, patients could die or suffer other adverse events for reasons that may or may not be related to the drug candidate being tested. Further, and as a consequence of all of our drug candidates being based on Tß4, crossover risk exists such that a patient in one trial may be adversely impacted by one drug candidate, and that adverse event may have implications for our other trials and other drug candidates. However, even if unrelated to our product candidates, such adverse events can nevertheless negatively impact our clinical trials, and our business prospects would suffer.
These factors, many of which may be outside of our control, may have a negative impact on our business by making it difficult to advance product candidates or by reducing or eliminating their potential or perceived value. As a consequence, we may need to perform more or larger clinical trials than planned. Further, if we are forced to contribute greater financial and clinical resources to a study, valuable resources will be diverted from other areas of our business. If we fail to complete or if we experience material delays in completing our clinical trials as currently planned, or we otherwise fail to commence or complete, or experience delays in, any of our other present or planned clinical trials, including as a result of the actions of third parties upon which we rely for these functions, our ability to conduct our business as currently planned could materially suffer.
We may not successfully establish and maintain development and testing relationships with third-party service providers and collaborators, which could adversely affect our ability to develop our product candidates.
We have only limited resources, experience with and capacity to conduct requisite testing and clinical trials of our drug candidates. As a result, we rely and expect to continue to rely on third-party service providers and collaborators, including corporate partners, licensors and contract research organizations, or CROs, to perform a number of activities relating to the development of our drug candidates, including the design and conduct of clinical trials, and potentially the obtaining of regulatory approvals. For example, we currently rely on several third-party contractors to manufacture and formulate Tß4 into the product candidates used in our clinical trials, develop assays to assess Tß4’s effectiveness in complex biological systems, recruit clinical investigators and sites to participate in our trials, manage the clinical trial process and collect, evaluate and report clinical results.
We may not be able to maintain or expand our current arrangements with these third parties or maintain such relationships on favorable terms. Our agreements with these third parties may also contain provisions that restrict our ability to develop and test our product candidates or that give third parties rights to control aspects of our product development and clinical programs. In addition, conflicts may arise with our collaborators, such as conflicts concerning the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with our existing or future collaborators, they may act in their self-interest, which may be adverse to our best interests. Any failure to maintain our collaborative agreements and any conflicts with our collaborators could delay or prevent us from developing our product candidates. We and our collaborators may fail to develop products covered by our present and future collaborations if, among other things:
•	we do not achieve our objectives under our collaboration agreements;

•	we or our collaborators are unable to obtain patent protection for the products or proprietary technologies we develop in our collaborations;

•	we are unable to manage multiple simultaneous product development collaborations;

•	our collaborators become competitors of ours or enter into agreements with our competitors;

•	we or our collaborators encounter regulatory hurdles that prevent commercialization of our product candidates; or

•	we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators.
We also have less control over the timing and other aspects of our clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also rely on clinical research organizations to perform much of our data management and analysis. They may not provide these services as required or in a timely manner. If any of these parties do not meet deadlines or follow proper procedures, including procedures required by law, the preclinical studies and clinical trials may take longer than expected, may be delayed or may be terminated, which would have a materially negative impact on our product development efforts. If we were forced to find a replacement entity to perform any of our preclinical studies or clinical trials, we may not be able to find a suitable entity on favorable terms or at all. Even if we were able to find a replacement, resulting delays in the tests or trials may result in significant additional expenditures and delays in obtaining regulatory approval for drug candidates, which could have a material adverse impact on our results of operations and business prospects.
We are subject to intense competition from companies with greater resources and more mature products, which may result in our competitors developing or commercializing products before or more successfully than we do.
We are engaged in a business that is highly competitive. Research and development activities for the development of drugs to treat indications within our focus are being sponsored or conducted by private and public research institutions and by major pharmaceutical companies located in the United States and a number of foreign countries. Most of these companies and institutions have financial and human resources that are substantially greater than our own and they have extensive experience in conducting research and development activities and clinical trials and in obtaining the regulatory approvals necessary to market pharmaceutical products that we do not have. As a result, they may develop competing products more rapidly that are safer, more effective, or have fewer side effects, or are less expensive, or they may develop and commercialize products that render our product candidates non-competitive or obsolete.
We have initially targeted our product candidate RGN-352 for cardiovascular indications. Most large pharmaceutical companies and many smaller biomedical companies are vigorously pursuing the development of therapeutics to treat patients after heart attacks and other cardiovascular indications. With respect to our product candidate RGN-259 for corneal defects, there are also numerous ophthalmic companies developing drugs for corneal wound healing and other outside-of-the-eye diseases and injuries. Amniotic membranes have been successfully used to treat corneal wounds in certain cases, as have topical steroids and antibacterial agents. With respect to our product candidate RGN-137 for wound healing, Johnson & Johnson has previously marketed Regranex™ for this purpose in patients with diabetic foot ulcers. Other companies, such as Novartis, are developing and marketing artificial skins, which we believe could also compete with RGN-137. Moreover, wound healing is a large and highly fragmented marketplace attracting many companies, large and small, to develop products for treating acute and chronic wounds, including, for example, honey-based ointments, hyperbaric oxygen therapy, and low frequency cavitational ultrasound.
We are also developing potential cosmeceutical products, which are loosely defined as products that bridge the gap between cosmetics and pharmaceuticals, for example, by improving skin texture and reducing the appearance of aging. This industry is intensely competitive, with potential competitors ranging from large multinational companies to very small specialty companies. New cosmeceutical products often have a short product life and are frequently replaced with newer products developed to address the latest trends in appearance and fashion. We may not be able to adapt to changes in the industry as quickly as larger and more experienced cosmeceutical companies. Further, larger cosmetics companies have the financial and marketing resources to effectively compete with smaller companies like us in order to sell products aimed at larger markets..
Even if approved for marketing, our technologies and product candidates are unproven and they may fail to gain market acceptance.
Our product candidates, all of which are based on the molecule Tß4, are new and unproven and there is no guarantee that health care providers or patients will be interested in our product candidates, even if they are approved for use. If any of our product candidates are approved by the FDA, our success will depend in part on our ability to demonstrate sufficient clinical benefits, reliability, safety, and cost effectiveness of our product candidates relative to other approaches, as well as on our ability to continue to develop our product candidates to respond to competitive and technological changes. If the market does not accept our product candidates, when and if we are able to commercialize them, then we may never become profitable. Factors that could delay, inhibit or prevent market acceptance of our product candidates may include:
•	the timing and receipt of marketing approvals;

•	the safety and efficacy of the products;

•	the emergence of equivalent or superior products;

•	the cost-effectiveness of the products; and

•	ineffective marketing.
It is difficult to predict the future growth of our business, if any, and the size of the market for our product candidates because the markets are continually evolving. There can be no assurance that our product candidates will prove superior to products that may currently be available or may become available in the future or that our research and development activities will result in any commercially profitable products.
We have no marketing experience, sales force or distribution capabilities. If our product candidates are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.
Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our product candidates if and when they are approved by the FDA and other regulatory authorities. We currently have no experience in marketing or selling pharmaceutical products, and we do not have a marketing and sales staff or distribution capabilities. Developing a marketing and sales force is also time-consuming and could delay the launch of new products or expansion of existing product sales. In addition, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.
If we enter markets outside the United States our business will be subject to political, economic, legal and social risks in those markets, which could adversely affect our business.
There are significant regulatory and legal barriers to entering markets outside the United States that we must overcome if we seek regulatory approval to market our product candidates in countries other than the United States. We would be subject to the burden of complying with a wide variety of national and local laws, including multiple and possibly overlapping and conflicting laws. We also may experience difficulties adapting to new cultures, business customs and legal systems. Any sales and operations outside the United States would be subject to political, economic and social uncertainties including, among others:
•	changes and limits in import and export controls;

•	increases in custom duties and tariffs;

•	changes in currency exchange rates;

•	economic and political instability;

•	changes in government regulations and laws;

•	absence in some jurisdictions of effective laws to protect our intellectual property rights; and

•	currency transfer and other restrictions and regulations that may limit our ability to sell certain product candidates or repatriate profits to the United States.
Any changes related to these and other factors could adversely affect our business if and to the extent we enter markets outside the United States.
Governmental and third-party payors may subject any product candidates we develop to sales and pharmaceutical pricing controls that could limit our product revenues and delay profitability.
The successful commercialization of our product candidates, if they are approved by the FDA, will likely depend on our ability to obtain reimbursement for the cost of the product and treatment. Government authorities, private health insurers and other organizations, such as health maintenance organizations, are increasingly seeking to lower the prices charged for medical products and services. Also, the trend toward managed health care in the United States, the growth of healthcare maintenance organizations, and recently enacted legislation reforming healthcare and proposals to reform government insurance programs could have a significant influence on the purchase of healthcare services and products, resulting in lower prices and reducing demand for our product candidates. The cost containment measures that healthcare providers are instituting and any healthcare reform could reduce our ability to sell our product candidates and may have a material adverse effect on our operations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any of our product candidates, and that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or the price of, our product candidates. The lack or inadequacy of third-party reimbursements for our product candidates would decrease the potential profitability of our operations. We cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on our business.
We have no manufacturing or formulation capabilities and are dependent upon third-party suppliers to provide us with our product candidates. If these suppliers do not manufacture our product candidates in sufficient quantities, at acceptable quality levels and at acceptable cost, or if we are unable to identify suitable replacement suppliers if needed, our clinical development efforts could be delayed, prevented or impaired.
We do not own or operate manufacturing facilities and have little experience in manufacturing pharmaceutical products. We currently rely, and expect to continue to rely, primarily on peptide manufacturers to supply us with Tß4 for further formulation into our product candidates. We have engaged three separate smaller drug formulation contractors for the formulation of clinical grade product candidates, one for each of our three product candidates in clinical development. We currently do not have an alternative source of supply for either Tß4 or the individual drug candidates. If these suppliers, together or individually, are not able to supply us with either Tß4 or individual product candidates on a timely basis, in sufficient quantities, at acceptable levels of quality and at a competitive price, or if we are unable to identify a replacement manufacturer to perform these functions on acceptable terms as needed, our development programs could be seriously jeopardized.
The risks of relying solely on single suppliers for each of our product candidates include:
•	their respective abilities to ensure quality and compliance with regulations relating to the manufacture of pharmaceuticals;

•	their manufacturing capacity may not be sufficient or available to produce the required quantities of our product candidates based on our planned clinical development schedule, if at all;

•	they may not have access to the capital necessary to expand their manufacturing facilities in response to our needs;

•	commissioning replacement suppliers would be difficult and time-consuming;

•	individual suppliers may have used substantial proprietary know-how relating to the manufacture of our product candidates and, in the event we must find a replacement or supplemental supplier, our ability to transfer this know-how to the new supplier could be an expensive and/or time-consuming process;

•	an individual supplier may experience events, such as a fire or natural disaster, that force it to stop or curtail production for an extended period;

•	an individual supplier could encounter significant increases in labor, capital or other costs that would make it difficult for them to produce our products cost-effectively; or

•	an individual supplier may not be able to obtain the raw materials or validated drug containers in sufficient quantities, at acceptable costs or in sufficient time to complete the manufacture, formulation and delivery of our product candidates.
Our suppliers may use hazardous and biological materials in their businesses. Any claims relating to improper handling, storage or disposal of these materials could be time-consuming and costly to us, and we are not insured against such claims.
Our product candidates and processes involve the controlled storage, use and disposal by our suppliers of certain hazardous and biological materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and we do not carry insurance for this type of claim. We may also incur significant costs to comply with current or future environmental laws and regulations.
We face the risk of product liability claims, which could adversely affect our business and financial condition.
We may be subject to product liability claims as a result of our testing, manufacturing, and marketing of drugs. In addition, the use of our product candidates, when and if developed and sold, will expose us to the risk of product liability claims. Product liability may result from harm to patients using our product candidates, such as a complication that was either not communicated as a potential side effect or was more extreme than anticipated. We require all patients enrolled in our clinical trials to sign consents, which explain various risks involved with participating in the trial. However, patient consents provide only a limited level of protection, and it may be alleged that the consent did not address or did not adequately address a risk that the patient suffered. Additionally, we will generally be required to indemnify our clinical product manufacturers, clinical trial centers, medical professionals and other parties conducting related activities in connection with losses they may incur through their involvement in the clinical trials.
Our ability to reduce our liability exposure for human clinical trials and commercial sales, if any, of Tß4 is dependent in part on our ability to obtain sufficient product liability insurance or to collaborate with third parties that have adequate insurance. Although we intend to obtain and maintain product liability insurance coverage if we gain approval to market any of our product candidates, we cannot guarantee that product liability insurance will continue to be available to us on acceptable terms, or at all, or that its coverage will be sufficient to cover all claims against us. A product liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby potentially exposing us to expenses significantly in excess of our revenues, as well as harm to our reputation and distraction of our management.
If any of our key employees discontinue their services with us, our efforts to develop our business may be delayed.

We are highly dependent on the principal members of our management team. The loss of our chairman and chief scientific advisor, Allan Goldstein, or our chief executive officer, J.J. Finkelstein, could prevent or significantly delay the achievement of our goals. We have employment agreements with Dr. Goldstein and Mr. Finkelstein. We cannot assure you that they, or other key employees, will not elect to terminate their employment. In addition, we do not maintain a key man life insurance policy with respect to Dr. Goldstein or Mr. Finkelstein. In the future, we anticipate that we may need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend in part on our ability to attract and retain highly skilled personnel. We cannot assure you that our efforts to attract or retain such personnel will be successful.
Mauro Bove, a member of our Board, is also a director and officer of entities affiliated with Sigma-Tau, a relationship which could give rise to a conflict of interest involving Mr. Bove.
Mauro Bove, a member of our Board of Directors, is also a director and officer of entities affiliated with Sigma-Tau, which collectively make up our largest stockholder group. Sigma-Tau has provided us with significant funding, may continue doing so in the future, and is also our strategic partner in Europe with respect to the development of certain of our drug candidates. We have issued shares of common stock and common stock warrants to Sigma-Tau in several private placement financing transactions, but we retained the right to repurchase some of these shares under certain circumstances. In addition, as described elsewhere in this prospectus supplement, we have recently entered into a securities purchase agreement with affiliates of Sigma-Tau for a private placement of common stock and warrants for additional gross proceeds of $950,000.
We have licensed certain rights to our product candidates generally for the treatment of dermal and internal wounds to Sigma-Tau. Under the license agreement, upon the completion of a Phase 2 clinical trial of either of these product candidates that yields positive results in terms of clinical efficacy and safety, Sigma-Tau is obligated to either make a $5 million milestone payment to us or to initiate and fund a pivotal Phase 3 clinical trial of the product candidate. In 2009, we completed two Phase 2 clinical trials of RGN-137 in the treatment of pressure ulcers and venous stasis ulcers. However, due to the lack of statistical significance of the reported efficacy results, these trials were not sufficient to trigger the milestone obligation described above. There can be no assurance that we will ever receive this payment or be able to initiate a pivotal Phase 3 clinical trial of RGN-137 that would be funded by Sigma-Tau. As a result of Mr. Bove’s relationship with Sigma-Tau, there could be a conflict of interest between Sigma-Tau and our other stockholders with respect to these and other agreements and circumstances that may require the exercise of the Board’s discretion with respect to Sigma-Tau. Any decision in the best interests of Sigma-Tau may not be in the best interest of our other stockholders.
Risks Related To Our Intellectual Property
We are heavily reliant on our license from the National Institutes of Health for the rights to Tß4, and any loss of these rights would adversely affect our business.
We have received an exclusive worldwide license to intellectual property discovered at the National Institutes of Health, or NIH, pertaining to the use of Tß4 in wound healing and tissue repair. The intellectual property rights from this license form the basis for our current commercial development focus with Tß4. This license terminates upon the last to expire of the patent applications that are filed, or any patents that may issue from such applications, in connection with the license. This license requires us to pay a minimum annual royalty to the NIH, regardless of the success of our product development efforts, plus certain other royalties upon the sale of products created by the intellectual property granted under the license. This license may be terminated for a number of reasons, including our non-payment of the royalty or lack of continued product development, among others. While to date we believe that we have complied with all requirements to maintain the license, the loss of this license would have a material adverse effect on our business and business prospects and may require us to cease development of our current line of Tß4-based product candidates.
If we are not able to maintain adequate patent protection for our product candidates, we may be unable to prevent our competitors from using our technology or technology that we license.
Our success will depend in substantial part on our ability to obtain, defend and enforce patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad. Pursuant to an exclusive worldwide license from the NIH, we have exclusive rights to use Tß4 in the treatment of non-healing wounds. While patents covering our use of Tß4 have issued in some countries, we cannot guarantee whether or when corresponding patents will be issued, or the scope of any patents that may be issued, in other countries. We have attempted to create a substantial intellectual property portfolio, submitting patent applications for various compositions of matter, methods of use and fragments and derivatives of Tß4. We have also in-licensed other intellectual property rights from third parties that could be subject to the same risks as our own patents. If any of these patent applications do not issue, or do not issue in certain countries, or are not enforceable, the ability to commercialize Tß4 in various medical indications could be substantially limited or eliminated.
In addition, the patent positions of the products being developed by us and our collaborators involve complex legal and factual uncertainties. As a result, we cannot assure you that any patent applications filed by us, or by others under which we have rights, will result in patents being issued in the United States or foreign countries. In addition, there can be no assurance that any patents will be issued from any pending or future patent applications of ours or our collaborators, that the scope of any patent protection will be sufficient to provide us with competitive advantages, that any patents obtained by us or our collaborators will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights we or our collaborators may hold. Unauthorized parties may try to copy aspects of our product candidates and technologies or obtain and use information we consider proprietary. Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that no harm or threat will be made to our or our collaborators’ intellectual property. In addition, changes in, or different interpretations of, patent laws in the United States and other countries may also adversely affect the scope of our patent protection and our competitive situation.
Due to the significant time lag between the filing of patent applications and the publication of such patents, we cannot be certain that our licensors were the first to file the patent applications we license or, even if they were the first to file, also were the first to invent, particularly with regards to patent rights in the United States. In addition, a number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our product candidates. Some of these technologies, applications or patents may conflict with our or our licensors’ technologies or patent applications. A conflict could limit the scope of the patents, if any, that we or our licensors may be able to obtain or result in denial of our or our licensors’ patent applications. If patents that cover our activities are issued to other companies, we may not be able to develop or obtain alternative technology.
Additionally, there is certain subject matter that is patentable in the United States but not generally patentable outside of the United States. Differences in what constitutes patentable subject matter in various countries may limit the protection we can obtain outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and other issues may prevent us from obtaining patent protection outside of the United States, which would have a material adverse effect on our business, financial condition and results of operations.
Changes to U.S. patent laws could materially reduce any value our patent portfolio may have.
The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that may be obtained and may decrease revenues derived from its patents. For example, the U.S. patent laws were previously amended to change the term of patent protection from 17 years following patent issuance to 20 years from the earliest effective filing date of the application. Because the time from filing to issuance of biotechnology applications may be more than three years depending on the subject matter, a 20-year patent term from the filing date may result in substantially shorter patent protection. Future changes to patent laws could shorten our period of patent exclusivity and may decrease the revenues that we might derive from the patents and the value of our patent portfolio.
We may not have adequate protection for our unpatented proprietary information, which could adversely affect our competitive position.
In addition to our patents, we also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators. However, we may not have such agreements in place with all such parties and, where we do, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. Also, our trade secrets or know-how may become known through other means or be independently discovered by our competitors. Any of these events could prevent us from developing or commercializing our product candidates.
We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of former employers.
As is commonplace in the biotechnology industry, we employ now, and may hire in the future, individuals who were previously employed at other biotechnology or pharmaceutical companies, including competitors or potential competitors. Although there are no claims currently pending against us, we may be subject to claims that we or certain employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and would be a significant distraction to management.
Risks Related To Our Securities
Our common stock price is volatile, our stock is highly illiquid, and any investment in our securities could decline substantially in value.
For the period from January 1, 2009 through December 31, 2010, the closing price of our common stock has ranged from $0.20 to $1.75, with an average daily trading volume of approximately 115,000 shares. We expect the trading volume of our common stock to decline further in light of our recent delisting from the NYSE Amex exchange. In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to continue to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business. The following factors, in addition to the other risk factors described in this prospectus supplement, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:
•	the recent delisting of our common stock from the NYSE Amex exchange;

•	results of pre-clinical studies and clinical trials;

•	commercial success of approved products;

•	corporate partnerships;

•	technological innovations by us or competitors;

•	changes in laws and government regulations both in the U.S. and overseas;

•	changes in key personnel at our company;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public perception relating to the commercial value or safety of any of our product candidates;

•	future sales of our common stock;

•	future issuance of our common stock causing dilution;

•	anticipated or unanticipated changes in our financial performance;

•	general trends related to the biopharmaceutical and biotechnological industries; and

•	general conditions in the stock market.

The stock market in general has recently experienced relatively large price and volume fluctuations. In particular, the market prices of securities of smaller biotechnology companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in its value. You should also be aware that price volatility may be worse if the trading volume of the common stock remains limited or declines.
Our principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
As of December 31, 2010, our officers, directors and principal stockholders together controlled approximately 42% of our outstanding common stock. Included in this group is Sigma-Tau and its affiliates, which together hold outstanding shares representing approximately 36% of our outstanding common stock. Also, as described in “Recent Developments,” we have entered into a securities purchase agreement with affiliates of Sigma-Tau, to sell an additional 3,518,519 shares of our common stock at a price per share of $0.27, and warrants to purchase an additional 1,407,407 shares of common stock at an exercise price of $0.38 per share, for gross proceeds of $950,000. A portion of the shares of common stock currently held by Sigma-Tau and its affiliates are subject to voting agreements under which our Board controls the voting power of such stock. We cannot assure you that such voting agreements would prevent Sigma-Tau and its affiliates from taking actions not in your best interests and effectively exercising control over us. These voting agreements expire periodically through September 2012. After their expiration, we will have no control over the voting of these shares controlled by Sigma-Tau, including with respect to the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock, and therefore may not be in the best interest of our other stockholders.
If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price of our common stock and other securities and their trading volume could decline.
The trading market for our common stock and other securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If securities or industry analysts do not commence or maintain coverage of us, the trading price for our common stock and other securities would be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.
A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. Upon completion of this offering, we will have outstanding 76,341,763 shares of common stock after giving effect to the 958,333 initial commitment shares issued to Lincoln Park under the LPA, but assuming no exercise of outstanding options or warrants and without giving effect to our contemplated private placement of shares and warrants to affiliates of Sigma-Tau or sales pursuant to the LPA, including the up to 958,333 additional commitment shares that may be issuable under the LPA. Substantially all of these outstanding shares will be freely tradable. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline significantly.
The exercise of options and warrants and other issuances of shares of common stock or securities convertible into common stock will dilute your interest.
As of the date of this prospectus supplement, there are outstanding options to purchase an aggregate of 5,348,863 shares of our common stock at exercise prices ranging from $0.27 per share to $3.82 per share and outstanding warrants to purchase 13,988,752 shares of our common stock at a weighted average exercise price of $1.38 per share. In addition, we will issue a warrant in this offering to purchase up to 740,741 shares of common stock at an exercise price of $0.38 per share, we have committed to issue warrants in a private placement to affiliates of Sigma-Tau to purchase up to 1,407,407 shares of our common stock at an exercise price of $0.38 per share, and we have agreed to reduce the exercise price on outstanding warrants to purchase an aggregate of 3,046,453 shares to $0.38 per share from a weighted average exercise price of $2.26 per share. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts, including pursuant to the LPA.
Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised or we issue restricted stock, stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
In addition, most of the outstanding warrants to purchase shares of our common stock have an exercise price above the current market price for our common stock. As a result, these warrants may not be exercised prior to their expiration, in which case we would not realize any proceeds from their exercise.
The sale of additional shares of our common stock to Lincoln Park may cause substantial dilution to our existing stockholders and could cause the price of our common stock to decline.
Concurrently with the sale to Lincoln Park of our securities being offered pursuant to this prospectus supplement, we entered into the LPA under which we may sell to Lincoln Park, under certain circumstances, up to an additional $11.0 million of our common stock. We are required to file a registration statement with the SEC covering the resale of the shares that have been issued or may be issued to Lincoln Park under the LPA. We do not have the right to commence any sales of our shares to Lincoln Park under the LPA until the SEC has declared effective the resale registration statement. After the SEC has declared effective the resale registration statement, over approximately 30 months, generally, we have the right, but no obligation, to direct Lincoln Park to periodically purchase up to $11.0 million of our common stock in specific amounts under certain conditions, which periodic purchase amounts can be increased under specified circumstances.
In addition, as described in this prospectus supplement, under the LPA we have also agreed to issue to Lincoln Park up to an aggregate of 1,916,666 shares of common stock as a fee for Lincoln Park’s commitment to purchase shares under the LPA. Of these commitment shares, we issued one-half, or 958,333 shares, upon entering into the agreement with Lincoln Park. The remaining commitment shares are issuable to Lincoln Park on a pro rata basis as additional purchases are made under the LPA.
Depending upon market liquidity at the time, sales of shares of our common stock under the LPA may cause the trading price of our common stock to decline. Lincoln Park may ultimately purchase all, some or none of the $11.0 million of common stock, and after it has acquired shares under the LPA, Lincoln Park may sell all, some or none of those shares. Therefore, sales to Lincoln Park by us pursuant to the LPA could result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park, and the LPA may be terminated by us at any time at our discretion without any cost to us.
Our certificate of incorporation, our stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover or other change in control, even if such a transaction would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.
Our certificate of incorporation provides our Board with the power to issue shares of preferred stock without stockholder approval. In addition, under our stockholder rights plan, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder, as defined in that statute, during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could also have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.
We may become involved in securities class action litigation that could divert management’s attention and harm our business and our insurance coverage may not be sufficient to cover all costs and damages.
The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of pharmaceutical and biotechnology companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could hurt our business, operating results and financial condition.
Additional Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.
You will experience immediate dilution in the book value per share of the common stock you purchase.
Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 1,851,852 shares of common stock in this offering, and based on a public offering price of $0.27 per share in this offering and a pro forma net tangible book value per share of our common stock of $0.06 as of September 30, 2010, without giving effect to the potential exercise of the warrant being offered by this prospectus supplement, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.20 per share in the net tangible book value of the common stock purchased. See “Dilution” on page S-22 for a more detailed discussion of the dilution you will incur in connection with this offering.
There is no public market for the warrant to purchase common stock in this offering.
There is no established public trading market for the warrant being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrant on any securities exchange. Without an active market, the liquidity of the warrant will be limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “likely,” “unlikely” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and those included in the documents that we incorporate by reference herein.
In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or the filing of the accompanying prospectus or documents incorporated by reference herein and therein that include forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the securities we are offering will be approximately $450,000, excluding the proceeds, if any, from the exercise of the warrant issued in this offering. “Net proceeds” is what we expect to receive after paying the expenses of this offering.
We intend to use the net proceeds from this offering for preclinical and clinical development of our drug candidates and for general corporate purposes, including working capital. In addition, we may use a portion of the proceeds to acquire drugs or drug candidates, technologies, businesses or other assets. The timing and amount of our actual expenditures will be based on many factors, including the progress, timing and success of our clinical trials and other development efforts, whether we partner any of our development programs, and whether we choose to curtail some of our research activities, as well as the amount of cash used in our operations. We will retain broad discretion in determining how we will allocate the net proceeds from this offering.
Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DILUTION
Our net tangible book value on September 30, 2010 was approximately $4.5 million, or approximately $0.06 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.
After giving effect to the sale of 1,851,852 shares of common stock at a price of $0.27 per share and the warrant to purchase an additional 740,741 shares of common stock (and excluding shares of common stock issued and any proceeds received upon exercise of the warrant), less the estimated expenses of this offering, our adjusted net tangible book value on September 30, 2010 would have been approximately $4.9 million, or $0.07 per share of common stock. Assuming the completion of the offering, this represents an immediate increase in net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution of $0.20 per share to the purchaser of our securities in the offering. The following table illustrates this calculation on a per share basis:

Public offering price per share	$0.27

Net tangible book value per share as of September 30, 2010	0.06

Increase per share attributable to the offering	0.01

Adjusted net tangible book value per share as of September 30, 2010 after giving effect to the offering	0.07

Dilution per share to new investor	0.20

The foregoing table is based on 73,531,578 common shares outstanding at September 30, 2010, which does not take into effect further dilution to the new investor that could occur upon the exercise of outstanding options having a per share exercise price less than the public offering price.
In addition, the calculations in the foregoing table do not take into account, as of September 30, 2010:
•	7,347,802 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $1.37 per share;

•	13,988,752 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.38 per share;

•	4,327,500 shares of common stock reserved for future issuance under our 2010 Equity Incentive Plan; and

•	the issuance of any shares to be issued to affiliates of Sigma-Tau Group, as described above in “Recent Developments.”
To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to the investor in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering 1,851,852 shares of our common stock, a warrant to purchase up to an additional 740,741 shares of our common stock and the shares of common stock issuable from time to time upon exercise of the warrant. The warrant has an exercise price of $0.38 per share. We are offering the common stock at a negotiated price of $0.27 per share and the warrant for no additional consideration.
As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2010, 73,531,578 shares of common stock were outstanding and no shares of preferred stock were outstanding.
The following summary description of our common stock is based on the provisions of our certificate of incorporation, including the certificate of designation for our Series A Participating Cumulative Preferred Stock described below, as well as our bylaws, our stockholder rights plan and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our restated certificate of incorporation, as amended to date, our bylaws, as amended to date, our stockholder rights plan and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation, bylaws and stockholder rights plan, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”
Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences. Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.
Certain Repurchase Rights and Voting Restrictions.
On October 15, 2009, we issued 1,219,512 shares of common stock and a warrant to purchase an additional 609,756 shares of common stock to Sigma-Tau. The purchaser has agreed to vote the shares purchased in the transaction, and any additional shares issued pursuant to the exercise of the warrant issued in the transaction, at the direction of our board of director until September 30, 2012.
On April 30, 2009, we issued 1,052,631 shares of common stock and a warrant to purchase an additional 263,158 shares of common stock to Sigma-Tau. The purchaser has agreed to vote the shares purchased in the transaction, and any additional shares issued pursuant to the exercise of the warrant issued in the transaction, at the direction of our board of directors until April 30, 2012.

On December 10, 2008, we issued an aggregate of 2,068,964 shares of common stock and warrants to purchase an additional 745,104 shares of common stock to Sigma-Tau. The purchasers have agreed to vote the shares purchased in the transaction, and any additional shares issued pursuant to the exercise of the warrants issued in the transaction, at the direction of our board of directors until December 31, 2011.
Warrant
The material terms and provisions of the warrant being offered pursuant to this prospectus supplement are summarized below. The form of warrant will be provided to the purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.
The purchaser will receive a warrant representing the right to purchase up to 740,741 shares of common stock at an exercise price of $0.38 per share of common stock. The warrant will be exercisable on or after the date that is 181 days after the date the warrant is issued and will terminate on the fifth anniversary of the date the warrant is issued. The exercise price and the number of shares for which the warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, and the exercise price and number of shares underlying the warrant are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.
There is no established public trading market for the warrant, and we do not expect a market to develop. We do not intend to apply to list the warrant on any securities exchange. Without an active market, the liquidity of the warrant will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrant during the period when the warrant is exercisable, the warrant will not have any value.
The holder of the warrant may exercise the warrant on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. In the event that the registration statement relating to the warrant shares is not effective and another exemption from registration is not available, the holder of the warrant will have the right, in its sole discretion, to exercise its warrant for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrant. The warrant may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of the warrant.
Upon the holder’s exercise of the warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.
The shares of common stock issuable on exercise of the warrant will be, when issued in accordance with the warrant, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of the warrant.
If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrant and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of the warrant will thereafter receive upon exercise of the warrant, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of the warrant would have been entitled upon such consolidation or merger or other transaction.
The exercisability of the warrant may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 9.99%.

THE HOLDER OF THE WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THE WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANT MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH IT WAS ISSUED, SUBJECT TO APPLICABLE LAWS.
Preferred Stock
Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors has designated 200,000 of the 1,000,000 authorized shares of preferred stock as Series A Participating Cumulative Preferred Stock, none of which shares are outstanding but which could be issued under the terms of the stockholder rights plan.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
Stockholder Rights Plan. Our Board adopted a Rights Agreement, dated April 29, 1994, as amended, often referred to as a “poison pill,” as a tool to prevent an unsolicited takeover. In general, under our rights agreement, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests.
Delaware Anti-takeover Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws
Delaware law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for this purpose shares owned by persons who are directors and also officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws. Provisions of our restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our restated certificate of incorporation and amended and restated bylaws:
•	permit our board of directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors, which may not be less than three nor more than seven, may be changed only by resolution of the board of directors;

•	provide that stockholders seeking to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose; and

•	provide that special meetings of our stockholders may be called only by the chairman of the board, our president or by the board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Street, Brooklyn, NY 11219.
OTC Bulletin Board Quotation
As of the date of this prospectus supplement, our common stock is quoted on the OTC Bulletin Board under the trading symbol “RGRX.” There is no established public trading market for the warrant, and we do not expect a market to develop. We do not intend to apply to list the warrant on any securities exchange.

PLAN OF DISTRIBUTION
We are offering an aggregate of 1,851,852 shares of our common stock at a price of $0.27 per share, together with a warrant to purchase up to an additional 740,741 shares of our common stock at an exercise price of $0.38 per share and the shares of common stock issuable from time to time upon exercise of the warrant. The warrant and 1,851,852 shares of our common stock will be issued by us directly to Lincoln Park under a Securities Purchase Agreement, dated as of January 5, 2011, between us and Lincoln Park. The closing of the offering is expected to occur on or about January 7, 2011. Such closing is subject to conditions which are provided for in the Securities Purchase Agreement. The warrant will be exercisable on or after the date that is 181 days after the date the warrant is issued and will terminate on the fifth anniversary of the date the warrant is issued.
We negotiated the price for the common stock and the warrant offered in this offering with Lincoln Park. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our future prospects. We will not pay any underwriting discounts or any commissions or fees to any underwriter or placement agent in connection with this offering.
Lincoln Park may be an “underwriter” within the meaning of the Securities Act.
The expenses of this offering payable by us, including our reimbursement of certain of Lincoln Park’s expenses, are estimated to be $50,000.

LEGAL MATTERS
Legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Cooley LLP, Reston, Virginia.
EXPERTS
The financial statements of RegeneRx Biopharmaceuticals, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Reznick Group, P.C., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in this prospectus supplement and the accompanying prospectus. Such financial statements have been incorporated herein and therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including RegeneRx. The SEC’s Internet site can be found at http://www.sec.gov.
Our Internet address is www.regenerx.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.
IMPORTANT INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at http://www.sec.gov.
We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 17, 2010;

•	our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on June 1, 2010 and additional definitive materials filed on the same date;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 21, 2010, July 20, 2010, September 2, 2010, November 1, 2010 and December 21, 2010; and

•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement (File No. 33-9370), filed with the SEC on November 26, 1986, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by contacting us at:
RegeneRx Biopharmaceuticals, Inc.
Attention: Shareholder Relations
15245 Shady Grove Road, Suite 470
Bethesda, MD 20850
Telephone number: (301) 208-9191
In accordance with Rule 412 under the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement.

PROSPECTUS

$60,000,000

REGENERX BIOPHARMACEUTICALS, INC.

Common Stock
Warrants
This prospectus relates to common stock and warrants to purchase common stock that we may sell from time to time in one or more offerings up to a total public offering price of $60,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.
Our common stock is traded on the American Stock Exchange under the symbol “RGN.” On April 30, 2008, the last reported sale price for our common stock on the American Stock Exchange was $1.75 per share.
As of April 30, 2008, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $48,048,508, based on 51,553,527 shares of outstanding common stock, of which approximately 27,456,290 shares are held by non-affiliates, and a per share price of $1.75 based on the closing sale price of our common stock on April 30, 2008. As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2008.

PROSPECTUS SUMMARY
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings. The aggregate amount of securities that we may offer under the registration statement is $60,000,000, denominated in U.S. dollars.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in the our securities, to determine whether an investment in our securities is appropriate for you.
References in this prospectus to “RegeneRx,” the “Company,” “we,” “us” and “our” are to RegeneRx Biopharmaceuticals, Inc.
THE COMPANY
RegeneRx Biopharmaceuticals, Inc. (the “Company”, “we”, “us”, “our” or “RegeneRx”), is a biopharmaceutical company focused on the discovery and development of novel molecules to promote tissue and organ repair. Currently, we have formulated three drug products based on Thymosin beta 4 (“T b 4”), a 43 amino acid peptide. Current research suggests that these drug products may prove efficacious for multiple medical indications when administered either topically or systemically. Therefore, we are developing several T b 4-based therapeutic drug candidates: RGN-137, a topically applied gel product for hard-to-heal chronic dermal wounds; RGN-259, a sterile, preservative-free topical eye drop for ophthalmic wounds; and RGN-352, a parenteral (injectable) formulation for systemic delivery for treatment of patients with an acute myocardial infarction (“AMI”), or heart attack. We hold more than 60 world-wide patents and patent applications related to dermal, ophthalmic, and other organ and tissue repair. Under three Investigational New Drug Applications (“INDs”), cleared by the U.S. Food and Drug Administration (“FDA”), we are sponsoring, in parallel, three Phase II dermal wound healing clinical trials for RGN-137, a Phase II ophthalmic wound healing trial for RGN-259 and a Phase I clinical trial utilizing RGN-352 in support of our cardiovascular clinical program. Under one of our INDs and with European regulatory approval, an affiliate of Sigma-Tau Finanziaria S.p.A., or Sigma-Tau, our largest stockholder and a leading international pharmaceutical company, is conducting one of the Phase II dermal wound healing clinical trials in venous stasis ulcers in Italy and Poland. Sigma-Tau has assumed all associated costs.
We utilize an outsourcing business strategy, as we believe this helps us to control costs while focusing on the clinical development of T b 4-based product candidates. We use this model for certain research and development programs, nonclinical pharmacology and toxicology studies, clinical trials, and manufacturing operations, as well as other administrative functions such as legal and accounting services. In tandem with an experienced management staff, we believe this approach enhances our ability to allocate resources rapidly to different projects while reducing the need for expensive infrastructure. The strategy utilizes vendors and contract manufacturers to supply clinical grade material and to formulate and manufacture each drug candidate. It also includes utilizing third-party contract research organizations to perform pre-clinical studies and/or clinical trials in accordance with our designed protocols.
Our executive offices are located at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, and our telephone number is (301) 280-1992.

RISK FACTORS
Risks Related to Our Business
We have incurred losses since inception and expect to incur significant losses in the foreseeable future and may never become profitable.
We have sustained operating losses since our inception in 1982. We believe these losses will continue for the foreseeable future as we pursue our product development efforts related to T b 4. As of December 31, 2007, our accumulated deficit totaled $67.4 million and our cash and cash equivalents totaled $8.3 million.
We anticipate substantial and increasing operating losses over the next several years as we continue our research and development efforts and seek to obtain regulatory approval of our product candidates to make them commercially viable. Our ability to generate additional revenues and potential to become profitable will depend largely on our ability, alone or through the efforts of third-party licensees, to efficiently and successfully complete the development of our product candidates, obtain necessary regulatory approvals for commercialization, scale-up commercial quantity manufacturing capabilities either internally or through third-party suppliers, and market our product candidates. There can be no assurance that these objectives will occur or that we will ever become profitable or be able to maintain profitability. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time and are not otherwise able to raise necessary funds to continue our development efforts and maintain our operations, we may be forced to cease operations.
We will need substantial additional capital to develop our product candidates and for our future operations. If we are unable to obtain such funds when needed, we may have to delay, scale back or terminate our product development efforts or our business.
We anticipate that substantial new capital resources will be required to continue our independent development efforts, including any and all follow-on trials that will result from our current clinical programs, and increasingly scaled-up manufacturing processes for RGN-137, RGN-259 and RGN-352. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control. These factors include, without limitation;
•	the scope of our clinical trials, which is significantly influenced by the quality of clinical data achieved as trials complete and the requirements established by regulatory authorities,
•	the speed with which we complete our clinical trials complete, which depends on the speed with which we can attract and enroll qualifying patients and the quality of the work performed by our clinical investigators,
•	the time required to prosecute, enforce and defend our intellectual property rights, which depends on evolving patent legal regimes and claims/infringement assertions that may arise between us and third-parties,
•	the ability to manufacture at scales sufficient to supply commercial quantities of any of our product candidates that receive regulatory approval, which may require levels of effort not currently anticipated, and
•	the successful commercialization of our drug candidates, which will depend on our ability to either create or partner with an effective commercialization organization and which could be delayed or prevented by the emergence of equal or more effective therapies.
Potential sources of outside capital include entering into strategic business relationships, public or private sales of shares of our capital stock, or debt, or other similar financial instruments. While we recently closed a private placement of $5 million in common stock and warrants to purchase common stock involving certain of our existing investors, we do not have any other committed sources of outside capital at this time. Consequently, there can be no assurance that we will be able to obtain capital in sufficient amounts, or on acceptable terms, or at times critical to the uninterrupted execution of our business strategy.
One potential source of capital often capitalized on by emerging biotechnology companies similar to RegeneRx is through licensing certain intellectual property rights to other biotechnology or pharmaceutical enterprises, i.e. a “strategic partner.” If we raise additional capital through such a strategic business relationship, we may have to give up valuable short- and/or long-term rights to intellectual property. In addition and as the business priorities of the strategic partner change over time, the possibility exists that the interests of the strategic partner may shift causing a material negative impact on the value of our interest in the licensed products. If we raise funds by selling additional shares of our common stock or securities convertible into our common stock, the ownership interest of our existing stockholders may be significantly diluted. In addition, if additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants and the granting of security interests in our assets.
Our failure to successfully address ongoing liquidity requirements would have a material negative impact on our business, including: the possibly of surrendering our rights to some technologies or product opportunities, delaying our clinical trials, or ceasing operations.
Our business prospects are difficult to evaluate because we are developing complex and novel medical product candidates.
Since our product candidates rely on complex technologies, it may be difficult for you to assess our growth, partnering and earnings potential. It is likely we will face many of the difficulties that new technology companies often face. These include, among others:
•	limited financial resources,
•	developing novel, commercial grade drug substances,
•	testing and evaluating a new chemical entity and its effects in highly-complex biological systems,
•	marketing new products for which a market is not yet established and may never become established,
•	challenges related to the approval and acceptance of drug candidates by Federal and International regulatory authorities,
•	delays inherent in and increasingly more common in the execution of clinical trials,
•	high product development costs that result from all of these factors; competition from other therapies and drug candidates promoted by entities with significantly more capital resources and marketing expertise and
•	difficulty recruiting qualified employees for management and other positions.
We will likely face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these difficulties as they arise, our future growth and earnings will be negatively affected. We cannot be certain that our product candidates will prove safe and efficacious, that our business strategies will be successful or that we will successfully address any and all problems that may arise.

We may not successfully establish and maintain development and testing relationships with third parties, which could adversely affect our ability to develop our product candidates.
We have only limited resources, experience with and capacity to conduct requisite testing and clinical trials of our drug candidates. As a result, we rely and expect to continue to rely on third-party service providers and collaborators, including corporate partners, licensors and contract research organizations (“CROs”), to perform a number of activities relating to the development of our drug candidates, including the design and conduct of clinical trials, and potentially the obtaining of regulatory approvals. For example, we currently rely on several third-party contractors to manufacture T b 4; formulate RGN-137, RGN-259 and RGN-352 into the drug candidates RGN-137, RGN-259 and RGN-352; develop requisite assays to assess T b 4’s affect in complex biological systems, recruit investigators and sites to participate in our trials; manage the clinical trial process; and collect, evaluate and report clinical results.
We may not be able to maintain or expand our current arrangements with third parties or maintain such relationships on favorable terms. Our agreements with these third parties may also contain provisions that restrict our ability to develop and test our product candidates or that give third parties rights to control aspects of our product development and clinical programs. In addition, conflicts may arise with our collaborators, such as conflicts concerning the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with our existing or future collaborators, they may act in their self-interest, which may be adverse to our best interests. Any failure to maintain our collaborative agreements and any conflicts with our collaborators could delay or prevent us from developing our product candidates. We and our collaborators may fail to develop products covered by our present and future collaborations if, among other things:
•	we do not achieve our objectives under our collaboration agreements;
•	we or our collaborators are unable to obtain patent protection for the products or proprietary technologies we develop in our collaborations;
•	we are unable to manage multiple simultaneous product discovery and development collaborations;
•	our collaborators become competitors of ours or enter into agreements with our competitors;
•	we or our collaborators encounter regulatory hurdles that prevent commercialization of our product candidates; or
•	we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators.
We also have less control over the timing and other aspects of our clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also rely on clinical research organizations to perform much of our data management and analysis. They may not provide these services as required or in a timely manner. If any of these parties do not meet deadlines or follow proper procedures, including procedures required by law, the pre-clinical studies and clinical trials may take longer than expected, may be delayed or may be terminated, which would have a materially negative impact on our product development efforts. If we were forced to find a replacement entity to perform any of our pre-clinical studies or clinical trials, we may not be able to find a suitable entity on favorable terms or at all. Even if we were able to find a replacement, resulting delays in the tests or trials may result in significant additional expenditures and delays in obtaining regulatory approval for drug candidates, which could have a material adverse impact on our results of operations and business prospects.
We are subject to intense government regulation and we may not receive regulatory approvals for our new drug candidates.
Our product candidates will require regulatory approvals prior to sale. In particular, therapeutic agents are subject to stringent approval, prior to commercial marketing, by the FDA and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming and we cannot assure you that such approvals will be granted. Also, the regulations we are subject to change frequently, and such changes could cause delays in the development of our product candidates. In addition, the timing of clinical trials is dependent on, among other things, FDA and investigational review board (“IRB”) reviews, clinical site approvals, successful manufacturing of clinical materials, sufficient funding and other factors outside of our control. There can be no assurance that our clinical trials will in fact demonstrate, to the satisfaction of the FDA and others, that our product candidates are sufficiently safe or effective. The FDA or we may also restrict or suspend our clinical trials at any time if either believes that we are exposing the subjects participating in the trials to unacceptable health risks.
As a consequence, we may need to perform more or larger clinical trials than planned, for reasons such as the following:
•	the FDA or other health regulatory authorities, or institutional review boards, do not approve a clinical trial protocol or place a clinical trial on hold;
•	suitable patients do not enroll in a clinical trial in sufficient numbers or at the expected rate, or data is adversely affected by trial conduct or patient drop out;
•	patients experience serious adverse events, including adverse side effects of our drug candidates;
•	patients die during a clinical trial for a variety of reasons that may or may not be related to our product candidates, including the advanced stage of their disease and medical problems;
•	patients in the placebo or untreated control group exhibit greater than expected improvements or fewer than expected adverse events;
•	third-party clinical investigators do not perform the clinical trials on the anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;
•	service providers, collaborators or co-sponsors do not adequately perform their obligations in relation to the clinical trial or cause the trial to be delayed or terminated;
•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical trials;
•	the interim results of the clinical trial are inconclusive or negative;
•	the clinical trial, although approved and completed, generates data that is not considered by the FDA or others to be sufficient to demonstrate safety and efficacy; and
•	changes in governmental regulations or administrative actions affect the conduct of the clinical trial or the interpretation of its results.
Any failure to obtain or any delay in obtaining regulatory approvals would have a material adverse impact on our ability to develop and commercialize our product candidates.

We may not be able to enter into strategic relationships with third parties related to the development and commercialization of our product candidates.
One of our strategic focuses is to enter into relationships with one or more third-party pharmaceutical companies to license our technology and to help us continue the development of our product candidates. We believe that having such partners would enable us to both defray the costs associated with the development of our product candidates and accelerate the speed with which we may be able to complete development of and obtain regulatory approval for our product candidates and commercialize such products. However, we can offer no assurance that we will be able to enter into license and development agreements with third-party pharmaceutical companies or that any such relationships would in fact decrease our costs or accelerate our product development efforts. If we are unable to enter into such relationships, our product development efforts may be slowed or related costs may increase. In addition, any such relationships would require us to give up significant rights in our product candidates, which rights may, over time, have been worth more to us if we had been able to commercialize such product candidates without entering into third-party agreements.
Mauro Bove, a member of our Board, is also a director and officer of Sigma-Tau, our largest stockholder, which could give rise to a conflict of interest involving Mr. Bove.
Mauro Bove, a member of our board of directors, or our Board, is also a director and officer of Sigma-Tau, our largest stockholder and our partner in Europe with respect to the development of certain of our drug candidates. We recently issued shares of common stock and common stock warrants to certain affiliates of Sigma-Tau in a private placement that gave us the right to repurchase the shares under certain circumstances. Also, in 2004, we licensed T b 4 to Defiante Farmaceutica S.p.A., a wholly-owned subsidiary of Sigma-Tau, for internal and external wound healing for the European Union. Upon the successful completion of a Phase II trial Defiante is obligated to either make a $5 million milestone payment or initiate and pay for a Pivotal Phase III trial. As a result of Mr. Bove’s relationship with Sigma-Tau, there could be a conflict of interest between Mr. Bove and our stockholders other than Sigma-Tau with respect to these and other agreements and circumstances that may require the exercise of the Board’s discretion with respect to Sigma-Tau.
We are heavily reliant on our license from the National Institutes of Health and may be unable to maintain our license.
We have received an exclusive world-wide license to intellectual property discovered at the National Institutes of Health, or NIH, pertaining to wound healing and tissue repair. This license terminates upon the last to expire of the patent applications that are filed in connection with the license. This license requires us to pay a minimum annual royalty to the NIH, regardless of the success of our product development efforts, plus certain other royalties upon the sale of products created by the intellectual property granted under the license. We rely on this license for a significant portion of our business. This license may be terminated for a number of reasons, including non-payment of the royalty or lack of continued product development, among others. The loss of this license would have a material adverse effect on our business and business prospects and may require us to cease development of our current line of product candidates.
All of our drug candidates are based on a single compound that has yet to be proven effective.
Our current primary business focus is the development of T b 4, and its analogues, derivatives and fragments, for the treatment of non-healing wounds and other conditions. While we have in the past explored and may in the future explore the use of other compounds for the treatment of other medical conditions, we presently have no immediate plans to develop products for such purposes. Unlike many pharmaceutical companies that have a number of unique chemical entities in development, we are dependent on a single molecule, formulated for different administrations, for the success of our company. As a result, any common safety or efficacy concerns for T b 4-based products that cross formulations, would have a much greater impact on our business prospects than if we were more diversified.
Our new drug candidates are still in research and development, and we do not expect them to be commercially available for the foreseeable future, if at all. Only a small number of research and development programs ultimately result in commercially successful drugs. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. These reasons include the possibility that the potential products may:
•	be found ineffective or cause harmful side effects during pre-clinical studies or clinical trials,
•	fail to receive necessary regulatory approvals,
•	be precluded from commercialization by proprietary rights of third parties,
•	be difficult to manufacture on a large scale or
•	be uneconomical or otherwise fail to achieve market acceptance.
If any of these potential problems occurs, we may never successfully market T b 4-based products.
We have no manufacturing or formulation capabilities and are dependent upon third-party suppliers to provide us with our product candidates. If these suppliers do not manufacture our product candidates in sufficient quantities, at acceptable quality levels and at acceptable cost and if we are unable to identify suitable replacement suppliers, our clinical development efforts could be delayed, prevented or impaired.
We do not own or operate manufacturing facilities and have little experience in manufacturing pharmaceutical products. We currently rely, and expect to continue to rely, primarily on one of the leading peptide manufacturers to supply us with T b 4 for further formulation into our product candidates. We have engaged three separate smaller drug formulation contractors for the formulation of clinical grade product candidates, one each for RGN-137, RGN-259 and RGN-352. We currently do not have an alternative source of supply for either T b 4 or the individual drug candidates. If these suppliers, together or individually, are not able to supply us with either T b 4 or individual product candidates on a timely basis, in sufficient quantities, at acceptable levels of quality and at a competitive price; and, if we are unable to identify a replacement manufacturer to perform these functions on acceptable terms, our development programs, collectively or individually, could be seriously jeopardized.
The risks of relying solely on single suppliers for our product candidates include:
•	Their respective abilities to ensure quality and compliance with regulations relating to the manufacture of pharmaceuticals;
•	Their manufacturing capacity may not be sufficient or available to produce the required quantities of our product candidates based on our planned clinical development schedule, if at all;
•	They may not have access to the capital necessary to expand their manufacturing facilities in response to our needs;
•	Commissioning replacement suppliers would be difficult and time consuming;

•	Individual suppliers may have used substantial proprietary know-how relating to the manufacture of our product candidates and, in the event we must find a replacement or supplemental supplier, our ability to transfer this know-how to the new supplier could be an expensive and/or time consuming process;
•	An individual supplier may experience events, such as a fire or natural disaster, that force it to stop or curtail production for an extended period;
•	An individual supplier could encounter significant increases in labor, capital or other costs that would make it difficult for them to produce our products cost-effectively;
•	An individual supplier may not be able to obtain the raw materials or validated drug containers in sufficient quantities, at acceptable costs or in sufficient time to complete the manufacture, formulation and delivery of our product candidates.
If any of our key executives discontinue their services with us, our efforts to develop our business may be delayed.
We are highly dependent on the principal members of our management team and the loss of our chairman, Allan Goldstein, or chief executive officer, J.J. Finkelstein, could prevent or significantly delay the achievement of our goals. We have employment agreements with Dr. Goldstein and Mr. Finkelstein. However, we cannot assure you that such agreements would prevent them from terminating their employment with or without good reason. In addition, we do not maintain a key man life insurance policy with respect to Dr. Goldstein or Mr. Finkelstein. In the future, we anticipate that we will need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend in part on our ability to attract and retain highly skilled personnel. We cannot assure you that our efforts to attract or retain such personnel will be successful.
We are subject to intense competition from companies with greater resources and more mature products.
We are engaged in a business that is highly competitive. Research and development activities for the development of drugs to treat indications within our focus are being sponsored or conducted by private and public institutions and by major pharmaceutical companies located in the United States and a number of foreign countries. Most of these companies and institutions have financial and human resources that are substantially greater than our own, and that have extensive experience in conducting research and development activities and clinical trials and in obtaining the regulatory approvals necessary to market pharmaceutical products. With respect to wound healing, Johnson & Johnson is marketing Regranex™ for this purpose in patients with diabetic foot ulcers. Other companies, such as Novartis, are developing and marketing artificial skins which could compete with our product candidates in certain wound healing areas. Moreover, wound healing is a large and highly fragmented marketplace attracting many companies, large and small, to develop products for treating acute and chronic wounds, for example honey-based ointments and low frequency cavitational ultrasound. Additionally, most large pharmaceutical companies and many smaller biomedical companies are vigorously pursuing therapeutics to treat patients after heart attacks and other cardiovascular indications.
We face the risk of product liability claims, which could adversely affect our business and financial condition.
We may be subject to product liability claims as a result of our testing, manufacturing, and marketing of drugs. In addition, the use of our product candidates, when and if developed and sold, will expose us to the risk of product liability claims. Product liability may result from harm to patients using our product candidates, such as a complication that was either not communicated as a potential side effect or was more extreme than communicated. We will require all patients enrolled in our clinical trials to sign consents, which explain various risks involved with participating in the trial. However, patient consents provide only a limited level of protection, and it may be alleged that the consent did not address or did not adequately address a risk that the patient suffered. Additionally, we will generally be required to indemnify the clinical product manufacturers, clinical trial centers, medical professionals and other parties conducting related activities in connection with losses they may incur through their involvement in the clinical trials.
Our ability to reduce our liability exposure for human clinical trials and commercial sales of T b 4 is dependent in part on our ability to obtain sufficient product liability insurance or to collaborate with corporate partners that have adequate insurance. Although we intend to obtain product liability insurance coverage, we cannot guarantee that product liability insurance will continue to be available to us on acceptable terms, or at all, or that its coverage will be sufficient to cover all claims against us. A product liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby potentially exposing us to expenses significantly in excess of our revenues.
Governmental and third-party payers may subject any product candidates we develop to sales and pharmaceutical pricing controls that could limit our product revenues and delay profitability.
The successful commercialization of our product candidates will likely depend on our ability to obtain reimbursement for the cost of the product and treatment. Government authorities, private health insurers and other organizations, such as health maintenance organizations, are increasingly seeking to lower the prices charged for medical products and services. Also, the trend toward managed health care in the United States, the growth of healthcare organizations such as HMOs, and legislative proposals to reform healthcare and government insurance programs could have a significant influence on the purchase of healthcare services and products, resulting in lower prices and reducing demand for our product candidates. The cost containment measures that healthcare providers are instituting and any healthcare reform could reduce our ability to sell our product candidates and may have a material adverse effect on our operations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any of our product candidates, or that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or the price of, our product candidates. The lack or inadequacy of third-party reimbursements for certain of our product candidates would decrease the potential profitability of our operations. We cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on our business.
Clinical trials could be delayed or fail to show efficacy, resulting in additional cost or failure to commercialize our technology platform.
All of our drug candidates are currently in the clinical stage and we cannot be certain that a collaborator or we will successfully complete the clinical trials necessary to receive regulatory product approvals. This process is lengthy, unpredictable and expensive. To obtain regulatory approvals, a collaborative partner or we must ultimately demonstrate to the satisfaction of the FDA and others that our product candidates are sufficiently safe and effective for their proposed use. Many factors, known and unknown, can adversely impact clinical trials and the ability to evaluate a product candidate’s safety and efficacy, including unexpected delays in the initiation of clinical sites, slower than projected enrollment, competition with ongoing clinical trials and scheduling conflicts with participating clinicians, regulatory requirements, limits on manufacturing capacity and failure of a product candidate to meet required standards for administration to humans. Such factors may have a negative impact on our business by making it difficult to advance product candidates or by reducing or eliminating their potential or perceived value. Further, if we are forced to contribute greater financial and clinical resources to a study, valuable resources will be diverted from other areas of our business.
Clinical trials for product candidates such as ours are often conducted with patients who have more advanced forms of a particular condition and/or other unrelated conditions. For example, in clinical trials for our lead product candidate RGN-137, we expect to study patients who are not only suffering from chronic epidermal wounds but are also older and much more likely to have other serious adverse conditions. During the course of treatment, these patients could die or suffer other adverse events for reasons that may or may not be related to the drug candidate being tested. Furthermore, and as a consequence that all of our drug candidates are based on T b 4 cross-over risk exists, that is a patient in one trial may be adversely impacted by one drug candidate and that adverse event may have implications to our other trials and other drug candidates. However, even if unrelated to our product candidates, such events can nevertheless adversely impact our clinical trials. As a result, our business and ability to ultimately develop and market the product candidates and obtain revenues would suffer.

Our ability to complete clinical trials depends on many factors, including obtaining adequate clinical supplies and having a sufficient rate of patient recruitment. For example, patient recruitment is a function of many factors, including: the size of the patient population; the proximity of patients to clinical sites; the eligibility criteria for the trial; the perceptions of investigators and patients regarding safety; and the availability of other treatment options. Even if patients are successfully recruited, we cannot be sure they will complete the treatment process. Delays in patient enrollment or treatment in clinical trials may result in increased costs, program delays, or failure, any of which can substantially affect our business or perceived value.
A number of factors, including unexpected delays in the initiation of clinical sites, slower than projected enrollment, competition with ongoing clinical trials and scheduling conflicts with participating clinicians, regulatory requirements, limits on manufacturing capacity and failure of a product candidate to meet required standards for administration to humans may cause significant delays in the completion of our clinical trials. In addition, it may take longer than we expect to achieve study endpoints and complete data analysis for a trial. We may not complete our clinical trials when or as projected or commence or complete clinical trials involving any of our other product candidates as projected or may not conduct them successfully.
If we fail to complete or if we experience material delays in completing the Phase II trials as currently planned, or we otherwise fail to commence or complete, or experience delays in, any of our other present or planned clinical trials, including as a result of the actions of third parties upon which we rely for these functions, our ability to conduct our business as currently planned could materially suffer. Development costs will increase if we experience any future delays in our clinical trials or if we need to perform more or larger clinical trials than we currently plan. If the delays or costs are significant, our financial results and our ability to commercialize our product candidates will be adversely affected.
We have no marketing experience, sales force or distribution capabilities. If our product candidates are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.
Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our product candidates if and when they are approved by the FDA and other regulatory authorities. We currently have no experience in marketing or selling pharmaceutical products and we do not have a marketing and sales staff or distribution capabilities. Developing a marketing and sales force is also time consuming and could delay the launch of new products or expansion of existing product sales. In addition, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.
Even if approved for marketing, our technologies and product candidates are relatively novel and unproven and they may fail to gain market acceptance.
Our drug candidates which are all based on the molecule T b 4 are new and rapidly evolving and have not been shown to be effective on a widespread basis. Our product candidates, and the technology underlying them, are new and unproven and there is no guarantee that health care providers or patients will be interested in our product candidates even if they are approved for use. Our success will depend in part on our ability to demonstrate sufficient clinical benefits, reliability, safety, and cost effectiveness of our product candidates and technology relative to other approaches, as well as on our ability to continue to develop our product candidates to respond to competitive and technological changes. If the market does not accept our product candidates or product candidates, when and if we are able to commercialize them, then we may never become profitable. Factors that could delay or inhibit market acceptance of our product candidates may include:
•	the timing and receipt of marketing approvals;
•	the safety and efficacy of the products;
•	the emergence of equivalent or superior products;
•	the cost-effectiveness of the products; and
•	effective marketing.
It is difficult to predict the future growth of our business, if any, and the size of the market for our product candidates because the market and technology are continually evolving. There can be no assurance that our technologies and product candidates will prove superior to technologies and products that may currently be available or may become available in the future or that our technologies or research and development activities will result in any commercially profitable products.
Our technologies and product candidates may have unacceptable side effects that could delay or prevent product approval.
Possible side effects of therapeutic technologies may be serious and life threatening. The occurrence of any unacceptable side effects with our product candidates, during or after pre-clinical studies and clinical trials, or the perception or possibility that our product candidates cause or could cause such side effects, could delay or prevent approval of our product candidates and negatively impact our business.
Our suppliers use hazardous and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly, and we are not insured against such claims.
Our product candidates and processes involve the controlled storage, use and disposal by our suppliers of certain hazardous and biological materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and we do not carry insurance for this type of claim. We may also incur significant costs to comply with current or future environmental laws and regulations.
To the extent we enter markets outside the United States our business will be subject to political, economic, legal and social risks in those markets, which could adversely affect our business.
There are significant regulatory and legal barriers in markets outside the United States that we must overcome to the extent we enter or attempt to enter markets in countries other than the United States. We currently intend to market any approved products in the United States, Europe, Japan, India and territories surrounding the Pacific Rim. We will be subject to the burden of complying with a wide variety of national and local laws, including multiple and possibly overlapping and conflicting laws. We also may experience difficulties adapting to new cultures, business customs and legal systems. Any sales and operations outside the United States would be subject to political, economic and social uncertainties including, among others:
•	changes and limits in import and export controls;
•	increases in custom duties and tariffs;
•	changes in currency exchange rates;

•	economic and political instability;
•	changes in government regulations and laws;
•	absence in some jurisdictions of effective laws to protect our intellectual property rights; and
•	currency transfer and other restrictions and regulations that may limit our ability to sell certain product candidates or repatriate profits to the United States.
Any changes related to these and other factors could adversely affect our business to the extent we enter markets outside the United States.
We may not be able to obtain orphan drug exclusivity for our product candidates. If our competitors are able to obtain orphan drug exclusivity for a product that is competitive with one or more of our product candidates and we cannot show that our product candidate is clinically superior, we may not be able to have competing products approved by the applicable regulatory authority for a significant period of time.
Regulatory authorities in some jurisdictions, including Europe and the United States, may designate drugs that target relatively small patient populations as orphan drugs. In June 2004, we received Orphan Drug designation from the FDA for Tb4 for the treatment of Epidermolysis Bullosa, or EB, a rare genetic disease characterized by the presence of extremely fragile skin and other tissues, resulting in recurrent blisters from minor mechanical friction or trauma, and we may pursue orphan drug designation for additional product candidates. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity. The exclusivity applies only to the indication for which the drug has been designated and approved. The applicable exclusivity period is seven years in the United States, but this period may be interrupted if a sponsor of a competitive product that is otherwise the same drug for the same use can show that its drug is clinically superior to our orphan drug candidate. The European exclusivity period is ten years, but may be reduced to six years if a drug no longer meets the criteria for orphan drug designation, including where it is shown that the drug is sufficiently profitable so that market exclusivity is no longer justified. In addition, European regulations establish that a competitor’s marketing authorization for a similar product with the same indication may be granted if there is an insufficient supply of the product or if another applicant can establish that its product is safer, more effective or otherwise clinically superior. If a competitor obtains orphan drug exclusivity for a product competitive with EB before we do and if the competitor’s product is the same drug with the same indication as ours, we would be excluded from the market, unless we can show that our drug is safer, more effective or otherwise clinically superior. Even if we obtain orphan drug exclusivity for EB for these indications, we may not be able to maintain it if a competitor with a product that is otherwise the same drug can establish that its product is clinically superior.
Risks Related To Our Intellectual Property
If we are not able to maintain adequate patent protection for our product candidates and product candidates, we may be unable to prevent our competitors from using our technology or technology that we license.
Our success also will depend in substantial part on our ability to obtain, defend and enforce patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad. Pursuant to a research agreement with The George Washington University, we have rights to two U.S. patents relating to the treatment of septic shock. We also own patents related to the use of T b 4, among other thymic peptides, for the stimulation of hair growth. Pursuant to an exclusive world-wide license from the NIH, we have exclusive rights under a patent application filed by the NIH for the use of T b 4 in the treatment of non-healing wounds. While this patent has issued in certain countries, we cannot guarantee whether or when the patent will be issued or as to the scope of the patent issued in other countries. We have attempted to create a substantial intellectual property portfolio, submitting patent applications for various compositions of matter, methods of use and fragments and derivatives of T b 4. We have also in-licensed other intellectual property rights from third parties that could be subject to the same risks as our own patents. If any of these patent applications do not issue, or do not issue in certain countries, or are not enforceable, the ability to commercialize T b 4 in various medical indications could be substantially limited or eliminated.
In addition, the patent positions of the technologies being developed by us and our collaborators involve complex legal and factual uncertainties. As a result, we cannot assure you that any patent applications filed by us, or by others under which we have rights, will result in patents being issued in the United States or foreign countries. In addition, there can be no assurance that (i) any patents will be issued from any pending or future patent applications of ours or our collaborators; (ii) the scope of any patent protection will be sufficient to provide us with competitive advantages; (iii) any patents obtained by us or our collaborators will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the patents and other proprietary rights we or our collaborators may hold. Unauthorized parties may try to copy aspects of our product candidates and technologies or obtain and use information we consider proprietary. Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that no harm or threat will be made to our or our collaborators’ intellectual property. In addition, changes in, or different interpretations of, patent laws in the United States and other countries may also adversely affect the scope of our patent protection and our competitive situation.
Due to the significant time lag between the filing of patent applications and the publication of such patents, we cannot be certain that our licensors were the first to file the patent applications we license or, even if they were the first to file, also were the first to invent, particularly with regards to patent rights in the United States. In addition, a number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our operations. Some of these technologies, applications or patents may conflict with our or our licensors’ technologies or patent applications. A conflict could limit the scope of the patents, if any, that we or our licensors may be able to obtain or result in denial of our or our licensors’ patent applications. If patents that cover our activities are issued to other companies, we may not be able to develop or obtain alternative technology.
Additionally, there is certain subject matter that is patentable in the United States but not generally patentable outside of the United States. Differences in what constitutes patentable subject matter in various countries may limit the protection we can obtain outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and other issues may prevent us from obtaining patent protection outside of the United States, which would have a material adverse effect on our business, financial condition and results of operations.
Changes to U.S. patent laws could materially reduce any value our patent portfolio may have.
The value of our patents depends in part on their duration. A shorter period of patent protection could lesson the value of our rights under any patents that may be obtained and may decrease revenues derived from its patents. The United States patent laws were amended in 1995 to change the term of patent protection 17 years from patent issuance to 20 years from the earliest effective filing date of the application. Because the time from filing to issuance of biotechnology applications may be more than three years depending on the subject matter, a 20-year patent term from the filing date may result in substantially shorter patent protection. This would shorten our period of patent exclusivity and may decrease the revenues that we might derive from the patents and the value of our patent portfolio.
We may not have adequate protection for our unpatented proprietary information, which could adversely affect our competitive position.
In addition to our patents, we also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators. However, we may not have such agreements in place with all such parties and, where we do, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. Also, our trade secrets or know-how may become known through other means or be independently discovered by our competitors. Any of these events could prevent us from developing or commercializing our product candidates.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of former employers.
As is commonplace in the biotechnology industry, we employ now, and may hire in the future, individuals who were previously employed at other biotechnology or pharmaceutical companies, including competitors or potential competitors. Although there are no claims currently pending against us, we may be subject to claims that we or certain employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and would be a significant distraction to management.
Risks Related To Our Securities
Our common stock price is volatile, our stock is highly illiquid, and any investment in our stock could decline substantially in value.
During the year ended December 31, 2007, our closing stock price has ranged from $1.00 to $2.75 with an average daily trading volume of 23,543 shares. In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to continue to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business. The following factors, in addition to the other risk factors described in this prospectus, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:
•	results of pre-clinical studies and clinical trials;
•	commercial success of approved products;
•	corporate partnerships;
•	technological innovations by us or competitors;
•	changes in laws and government regulations both in the U.S. and overseas;
•	changes in key personnel at our company;
•	developments concerning proprietary rights, including patents and litigation matters;
•	public perception relating to the commercial value or safety of any of our product candidates;
•	future sales of our common stock;
•	future issuance of our common stock causing dilution;
•	anticipated or unanticipated changes in our financial performance; and
•	general trends related to the biopharmaceutical and biotechnological industries; and general conditions in the stock market.
The stock market in general has recently experienced relatively large price and volume fluctuations. In particular, the market prices of securities of smaller biotechnology companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of the common stock, which could cause a decline in the value of the common stock. You should also be aware that price volatility may be worse if the trading volume of the common stock remains limited or declines.
We have never paid dividends on our common stock.
We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude or limit our ability to pay any dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.
Our principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
As of April 30, 2008, our officers, directors and principal stockholders together control approximately 53% of our outstanding common stock. Included in this group is Sigma-Tau and its affiliates which together hold outstanding shares representing approximately 41% of our outstanding common stock. Certain shares of common stock held by Sigma-Tau and its affiliates, representing approximately 13% of our outstanding common stock, are subject to voting agreements under which our Board controls the voting power of such stock. We cannot assure you that such voting agreements would prevent Sigma-Tau and its affiliates from taking actions not in your best interests and effectively exercising control over us. In addition, these voting agreements expire with respect to securities representing approximately 10% of our outstanding common stock on December 31, 2010, and with respect to securities representing 3% of our outstanding common stock on June 23, 2010. After such time, we will have no control over the voting of these securities, including with respect to the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interest of our other stockholders.
A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
Currently, we are authorized to issue up to 100,000,000 shares of our common stock, and as of April 30, 2008, there were issued and outstanding 51,553,527 shares of our common stock. The authorized but unissued shares may be issued by us in such transactions and at such times as our Board considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. Sales of a substantial number of shares of our common stock in the public market could harm the market price of our common stock. As of April 30, 2008, directors, officers and 10% stockholders hold 27,456,290 shares of our common stock and may sell such shares at their discretion subject to certain contractual and regulatory limitations.

The exercise of options and warrants and other issuances of shares of common stock or securities convertible into common stock will dilute your interest.
As of April 30, 2008, there were outstanding options to purchase an aggregate of 3,900,000 shares of our common stock at prices ranging from $0.28 per share to $3.80 per share, of which options to purchase 2,363,415 shares were exercisable as of such date. As of April 30, 2008, there were outstanding warrants to purchase 3,837,320 shares of our common stock, at a weighted average exercise price of $3.11. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.
Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests (as in a stock dividend or stock split) will result in dilution to each stockholder by reducing his or her percentage ownership of the total outstanding shares. Moreover, to the extent that we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised or we issue restricted stock, stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
In addition, certain warrants to purchase shares of our common stock currently contain an exercise price above the current market price for the common stock, or above-market warrants. As a result, these warrants may not be exercised prior to their expiration and we may not realize any proceeds from their exercise. On March 31, 2008, our board of directors elected to extend the expiration date to December 31, 2009, of certain above-market warrants. However, we cannot assure you that our board will elect to extend the expiration dates of these or any other above-market warrants in the future. Accordingly, these and other above-market warrants may expire unexercised and we may never realize proceeds from them.
Our certificate of incorporation, our rights agreement and Delaware law contain provisions that could discourage a takeover, even if such a transaction would be in your best interests.
Our certificate of incorporation provides our Board with the power to issue shares of preferred stock without stockholder approval. In addition, under our rights agreement, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Forward-looking statements made or incorporated by reference in this prospectus include statements about:
•	the progress and timing of our research, development and clinical programs and the timing of regulatory activities;
•	the timing of the market introduction of our product candidates;
•	estimates of the dates by which we expect to report results of our clinical trials;
•	our ability to market, commercialize and achieve market acceptance for our product candidates;
•	uncertainties associated with obtaining and enforcing patents;
•	our estimates for future performance; and
•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.
We cannot guarantee that we will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make, including those described under “Risk Factors” set forth above. In addition, any forward-looking statements we make in this document speak only as of the date of this document, and we do not intend to update any such forward-looking statements to reflect events or circumstances that occur after that date.

USE OF PROCEEDS
Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities to further develop our clinical trials and for general corporate purposes. We are paying the expenses of registration of the shares being offered under this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We may also set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DILUTION
We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock
The following summary description of our common stock is based on the provisions of our certificate of incorporation or bylaws and the applicable provisions of the DGCL. This information may not be complete in all respects and qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion below under the heading “Where You Can Find More Information.”
Authorized Capital. We currently have authority to issue up to 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of April 30, 2008, 51,553,527 shares of our common stock were issued and outstanding and none of our preferred stock was issued and outstanding.
Voting Rights. Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights. Holders of our common stock are entitled to receive dividends when, as, and if declared by our Board out of funds legally available therefore and, upon liquidation, to receive pro rata all of our assets, if any, available for distribution after the payment of creditors. We have never paid any cash dividends on our common stock.
Preferred Stock. Our authorized capital stock includes 1,000,000 shares of preferred stock. We do not have any shares of preferred stock outstanding at the present time. Our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company.
Certain Repurchase Rights and Voting Restrictions. On February 29, 2008, we closed agreements with two affiliates of Sigma-Tau, each of which is an accredited investor, with respect to the sale of 5,000,000 shares of our common stock at a price per share of $1.00 for aggregate gross proceeds of $5,000,000. In connection with the offering, we also issued warrants to purchase an additional 1,000,000 shares of common stock with an exercise price of $1.60 per share. Under the terms of the offering, we may, in our sole discretion, repurchase the shares issued in the offering at any time until December 31, 2009, for $2.00 per share or, at any time between January 1, 2010 and December 31, 2010, for $2.50 per share. Our repurchase right terminates after December 31, 2010. In addition, these purchasers have agreed to vote the shares issued in the offering, and any additional shares issued pursuant to the exercise of the warrants issued in the offering, at the direction of our Board until December 31, 2010. The warrants have a term of three years. One-third of the warrants vested upon the closing of the offering, one-third is scheduled to vest on December 31, 2008, and one-third is scheduled to vest on December 31, 2009. However, should we repurchase all of the shares issued in the offering prior to December 31, 2009, any unvested warrants would terminate as of the date we complete the repurchase.
On June 23, 2005, we closed agreements with three affiliates of Sigma-Tau, each of which is an accredited investor, with respect to the sale of 1,538,461 shares of our common stock at a price per share of $3.25 for aggregate gross proceeds of $5,000,000. These purchasers have agreed to assign the right to vote the shares issued in the offering to the Company until June 23, 2010. At the end of this period, we, in our sole discretion, may repurchase for $5.00 per share the number of shares required to reduce the aggregate equity ownership of the purchasers to 30.1%.
Shareholders Rights Plan. Our Board adopted a Rights Agreement, dated April 29, 1994, as amended, often referred to as a “poison pill,” as a tool to prevent an unsolicited take over. In general, under our rights agreement, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests.
Delaware Anti-Takeover Statute. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.
Election and Removal of Directors. Our bylaws provide that the number of directors may be fixed by board resolution and pursuant to a resolution, our Board has set that number at six. Directors are elected by a plurality of the votes present at each annual meeting of our stockholders. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.
Board Meetings. Our bylaws provide that special meetings of the board of directors may be called by the chairman of the Board, the president or upon the written request of the number of directors constituting a quorum on at least 24 hours notice to each director.
Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by the Board, pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, the chairman of the Board or the president.
Stockholder Action by Written Consent. Our bylaws provide for stockholder action by written consent wherea consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Requirements for Advance Notification of Stockholder Nomination and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors when nominating its director designees.
Indemnification of Officers and Directors. Our bylaws include provisions for the indemnification of our directors and officers to the fullest extent permitted by the DGCL. We also maintain director and officer liability insurance and intend to continue doing so, if available on reasonable terms.
Trading and Listing. Our common stock is listed on the American Stock Exchange under the trading symbol “RGN.”
Transfer Agent and Registrar. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General. We may issue warrants to purchase common stock. We may issue warrants to purchase common stock independently or together with common stock, and the warrants may be attached to or separate from the common stock.
We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants, to the extent we elect to use a warrant agent.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	the exercise price of the warrants;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants. Each warrant will entitle the holder to purchase the common stock at the exercise price that we describe in the applicable prospectus supplement.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration data that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or to any other person indicated in the applicable prospectus supplement in immediately available funds, as provided in applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or to any other person indicated in the applicable prospectus supplement.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other person indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender a portion of the shares of common stock underlying the warrant as all or port of the exercise price for warrants.

PLAN OF DISTRIBUTION
The securities that may be offered by this prospectus may be sold:
•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.
Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.
Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:
•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.
The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:
•	exchange offers or other transactions on the American Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.
To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.
Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Our common stock is listed on the American Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley Godward Kronish LLP, Reston, VA.
EXPERTS
The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Reznick Group, P.C., independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as RegeneRx Biopharmaceuticals, Inc. (http://www.sec.gov).
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Exchange Act. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed on March 28, 2008, and amended on April 4, 2008;

•	Current Reports on Form 8-K filed on January 7, 2008, February 27, 2008, April 1, 2008 and April 4, 2008 (other than the portions of those documents furnished but deemed not to have been filed); and

•	The description of our common stock contained in our Registration Statement No. 33-9370, Amendment No. 1, filed with the SEC pursuant to Section 12 of the Exchange Act on November 26, 1986, including any further amendment or report filed hereafter for the purpose of updating such description.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Shareholders’ Relations, 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, or you may call us at (301) 280-1992.
You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling stockholders are not making an offer of the common stock in any state where the offer is not permitted.
We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

1,851,852 Shares of Common Stock
Warrant to Purchase 740,741 Shares of Common Stock
and 740,741 Shares of Common Stock Underlying the Warrant
REGENERX BIOPHARMACEUTICALS, INC.

PROSPECTUS SUPPLEMENT

January 5, 2011